SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

                Delaware                                 Applied for
(State of incorporation or organization)    (I.R.S. employer identification no.)

 c/o Nationwide Financial Services, Inc.
          One Nationwide Plaza                              43215
             Columbus, Ohio                              (zip code)
(Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. []

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. []

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered

___% Capital Securities (and the              New York Stock Exchange, Inc.
Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


Item 1. Description of Registrant's Securities to be Registered.

     Nationwide Financial Services Capital Trust, a business trust organized under the laws of the State of Delaware (the "NFS Trust"), is applying for registration of its __% Capital Securities (the "Capital Securities") and the guarantee (the "Guarantee") with respect to the Capital Securities made by Nationwide Financial Services, Inc. ("NFS"). Both the description of the Capital Securities which is set forth under the caption "Description of the Capital Securities" and the description of the Guarantee which is set forth under the caption "Description of the Guarantee" contained in the preliminary prospectus that has been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, as part of Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-18531) are incorporated herein by reference.


Item 2. Exhibits.

     The Capital Securities (and the Guarantee with respect thereto) are to be listed on the New York Stock Exchange, Inc. ("NYSE"). Pursuant to
Instruction II as to exhibits, the following exhibits are included with each copy of this registration statement to be filed with the NYSE.

Exhibit                          Exhibit
Number

  1. Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-18533) filed with the Commission on February 24, 1997.

  2.     None.

  3.     None.

  4.1    Certificate of Trust of the NFS Trust.

  4.2    Form of Amended and Restated Declaration of Trust of the NFS Trust.

  4.3 Form of Indenture relating to Junior Subordinated Deferrable Interest Debentures due 2027 of NFS including the Form of Global Note and the Form of Definitive Note.

  5.1    Form of Certificate for Capital Securities (included in Exhibit 4.2).

  5.2    Form of Capital Securities Guarantee Agreement by NFS.

  6.     None.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Nationwide Financial Services Capital Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     NATIONWIDE FINANCIAL SERVICES
                                       CAPITAL TRUST


                                     By:  /s/ David A. Diamond
                                          David A. Diamond, as trustee

Dated:  February 28, 1997


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Nationwide Financial Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    NATIONWIDE FINANCIAL SERVICES, INC.


                                    By:  /s/ Gordon E. McCutchan
                                         Gordon E. McCutchan
                                         Executive Vice President --
                                           Law and Corporate Services
                                           and Secretary

Dated:  February 28, 1997